UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 13, 2006

EMPIRE FINANCIAL HOLDING COMPANY

(Exact name of Registrant as specified in its charter)

Florida	1-31292	56-3627212
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2170 West State Road 434,

Suite 100

Longwood, FL 32779

(Address Of Principal Executive Office) (Zip Code)

Registrant’s telephone number, including area code 407-774-1300

_____________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 13, 2006, and successive days, Empire Financial Holding Company (“Empire”) entered into a Securities Purchase Agreement with sixteen accredited individual and institutional investors. Details of the agreement are disclosed under Item 3.02 below.

Item 3.02	Unregistered Sales of Equity Securities

On March 13, 2006, and successive days, Empire sold, pursuant to a Securities Purchase Agreement dated as of March 10, 2006 with sixteen accredited individual and institutional investors, for an aggregate purchase price of $2,804,990.50 a total of 863,074 shares of its Series F 4% Convertible Preferred Stock, par value $0.01 per share, and 431,537 five-year warrants. Each share of the Series F Convertible Preferred Stock is initially convertible into one share of Common Stock subject to limited antidilution protection for capital changes and similar events. The warrants entitle the holders thereof to purchase shares of Common Stock during a 5-year period at $4.50 per share, subject to price adjustment for issuances of Common Stock at lower prices per share. Those sales bring the aggregate total unregistered sales of Empire’s equity securities sold since its Form 8-K filed on January 24, 2006 to more than 5% of its outstanding common stock. A commission of $30,000 cash and 4,615 warrants, not exercisable for six months but otherwise on the same terms as the warrants issued to investors in the placement, is payable in connection with the placement of $600,000 of the aggregate purchase price. Under the Securities Purchase Agreement, Empire granted piggyback registration rights, subject to underwriter cutback, covering the shares of common stock underlying the preferred stock and the warrants.

The above issuances were acquired for investment by accredited investors and will be issued without registration under the Securities Act of 1933, as amended, pursuant to the exemptions provided under sections 4(6) and 4(2) thereof, and pursuant to the exemption provided by Regulation D. All the securities are restricted securities and bear a restrictive legend and are subject to stop transfer restrictions. None the shares of common stock underlying the above preferred stock and warrants will be issued until the American Stock Exchange has approved listing of the underlying common stock.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The Company filed a Certificate of Amendment to its Articles of Incorporation (“Amendment”) with the Secretary of State of the State of Florida, effective March 13, 2006. The Amendment was filed to amend the Company’s Articles of Incorporation to create a new class of Series F Convertible Preferred Stock.

A copy of the Amendment is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

3.1	Articles of Amendment Designating Series F Convertible Preferred Stock of the Company, dated March 13, 2006.

10.14	Form of Securities Purchase Agreement dated as of March 10, 2006

10.15	Form of Warrant to be issued in connection with Securities Purchase Agreement dated as of March 10, 2006

99.1	Form of Escrow Agreement dated as of March 10, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

Empire Financial Holding Company

Dated: March 17, 2006	By:	/s/ Donald A. Wojnowski, Jr.
Donald A. Wojnowski, Jr.
President